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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF NEAL, GERBER AND EISENBERG LLP]

                                  May 20, 2004

General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois  60606

      Re:   Registration Statement on Form S-3

Gentlemen:

      We have acted as counsel to General Growth Properties, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of up to 71,306 shares of its 8.5% Cumulative Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), and up to 4,278,360 shares of its common stock, par value $.10 per share (collectively, the "Shares"), which may be sold from time to time by the selling stockholders identified in the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about May 20, 2004.

      As such counsel, we have examined such documents and certificates of officers of the Company as we deemed relevant and necessary as the basis for the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance in connection with the redemption of limited partnership units of GGP Limited Partnership and/or the conversion of shares of Series C Preferred Stock as described in the Registration Statement, will be duly and validly issued and fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus comprising a part of the Registration Statement.

      Please be advised that Marshall E. Eisenberg, a partner in our firm, is the Secretary of the Company and certain of its affiliates and that certain partners of our firm and attorneys associated with our firm and members of their respective families and/or trusts for their benefit are stockholders of or are beneficial owners of equity securities of the Company or are trustees (or officers, directors or stockholders of trustees) of stockholders of the Company or its affiliates.

                                             Very truly yours,

                                             /s/ NEAL, GERBER & EISENBERG LLP